UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 27, 2026
Date of Report (date of earliest event reported)

CapForce Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

The Homer Building, 601 13th Street NW, 12th Floor, Office 29
Washington, D.C. 20005
(Address of principal executive offices)(Zip code)

(301) 869-9683
(Registrant’s telephone number, including area code)

Unit 26-3A, Tower A, Menara UOA Bangsar, No. 5, Jalan Bangsar Utama 1
Kuala Lumpur, Malaysia 59000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CFOR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2026, the Board of Directors (the “Board”) of CapForce Inc. (the “Company”) approved certain changes to the management of the Company and the Board. In connection with these changes, the Board re-assigned Christian-Laurent Benoit Bonte from his position as Chief Executive Officer of the Company to the President, Business Development of the Company. In connection with such re-assignment, the Company engaged Mr. Bonte pursuant to a new offer letter, which letter superseded Mr. Bonte’s prior employment terms (the “President Offer Letter”). Pursuant to the President Offer Letter, Mr. Bonte will receive a salary of $13,000 per month and is entitled to a bonus of $13,000. In addition, the Company may, in its discretion, grant Mr. Bonte a performance-based bonus in an amount ranging from two to twenty-four months of Mr. Bonte’s base salary, depending on individual and Company performance. Mr. Bonte will also receive a restricted stock unit grant for 2,353 shares of common stock, which restricted stock units will vest on November 30, 2026. Under the President Offer Letter, Mr. Bonte may participate in an incentive agreement pursuant to which he will receive additional compensation in connection with business development opportunities. Mr. Bonte will also be entitled to participate in the Company’s equity incentive plans. The foregoing description of the President Offer Letter is qualified in its entirety by reference to the text of the President Offer Letter, a copy of which is filed herewith as Exhibit 10.1 and which is incorporated herein by reference.

In connection with the re-assignment of Mr. Bonte, also on October 27, 2026, the Board appointed John Tan Honjian as the Chief Executive Officer of the Company. Since January 2015, Mr. Tan has served as Chairman and CEO of AEI Capital Group dual-headquartered in Kuala Lumpur, Malaysia and Hong Kong, with satellite offices in Singapore, London, and Washington D.C., where he leads the Asia-Pacific-focused private equity investment group with AUM exceeding USD $7.0 billion with the support of a seasoned team backed by diverse experience in more than 100 M&A transactions, exceeding 50 private equity deals and more than 20 IPO exercises in major financial centers such as New York, Hong Kong, Singapore, Sydney and Kuala Lumpur. AEI Capital Group specializes in late-stage, pre-IPO investments, merger and acquisition/joint venture transactions, private equity/venture capital deals, private investment in public equity (PIPE), hedge fund portfolio, private fund structuring, and buy-out of high growth small and medium-sized enterprises and tech ventures, with preferred exit via IPO on global stock exchanges such as HKEX, ASX and NASDAQ. This track record has been recognized over the years. Wealth & Finance International named AEI Capital Group Best Investment Firm – East Asia from 2021 to 2023. In 2025, CEO Insights Asia placed John Tan, the group’s Chairman and Chief Executive Officer, among the Top 10 CEOs in Banking, Financial Services and Investment in Malaysia, alongside the chief executives of other leading Malaysian banks. Since January 2020, Mr. Tan has served as co-President, Investment Banking Services Group at European Credit Investment Bank Ltd. where he leads its offshore investment banking services group to serve small-mid cap listed companies across Asia Pacific whose capital market needs are still mostly underserved by onshore investment banks and global institutional investors. Mr. Tan has served on the board of directors of various high growth companies across Asia Pacific and acted as the board advisor to various public listed companies across Asia Pacific. Earlier in his career, Mr. Tan specialized in mergers and acquisitions, capital markets and private equity as a common law-qualified cross-border corporate lawyer at Rajah and Tann Singapore LLP, the largest law firm in the ASEAN region, headquartered in Singapore, with affiliate offices in Cambodia, China, Indonesia, Laos, Malaysia, Myanmar, Philippines, Thailand and Vietnam, and founded in 1976. Mr. Tan also served as the regional counsel for a Fortune 100 Company in charge of the ASEAN and South Asia regions. Mr. Tan has received the honor of Global Innovator Award 2018 in Finance and Investment Category by Global SME Alliance, United Nations due to his significant contribution on ASEAN-plus-China One-Belt-One-Road private equity investment thesis. Mr. Tan spoke as a Panel Speaker in the Global SME Summit alongside global leaders such as France’s ex-Prime Minister Mr. Jean-Pierre Raffarin and China’s ex-Vice Premier Mdm. Wu Gui Xian. Mr. Tan completed his Master of Business Administration (MBA) Essentials Programme at the London School of Economics and Political Science (LSE), with an Executive Program completed at the University of Oxford on Blockchain Strategy. He also completed his Postgraduate Executive Programme in Alternative Investments at Harvard University.

Except as described herein, there are no arrangements or understandings between Mr. Tan and any other persons pursuant to which he was appointed Chief Executive Officer of the Company. There are also no family relationships between Mr. Tan and any director or executive officer of the Company. The information regarding Mr. Tan included in the Company’s proxy statement for its 2026 Annual Meeting of Stockholders, as filed with the U.S. Securities and Exchange Commission on October 30, 2026, under the section entitled “Certain Relationships and Related Person Transactions” is incorporated herein by reference. Except for the information included under such section, Mr. Tan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Tan’s appointment as Chief Executive Officer of the Company, Mr. Tan and the Company entered into a consulting agreement, effective as of October 27, 2026 (the “Consulting Agreement”). The Consulting Agreement has a term of one year unless earlier terminated and it renews for successive one-year periods after the expiration of the term, unless the Company provides at least thirty days’ written notice of termination. The Consulting Agreement provides for a monthly consultancy fee of $10,000 and a yearly grant of restricted stock units representing a number of shares of common stock of the Company equal in value to $150,000 on the date of grant. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the text of the Consulting Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

In connection with the previously described management changes, on October 27, 2026, Mohd Azham Azudin stepped down from his position as Chief Operating Officer (“COO”) of the Company in order to serve on the Company’s Board. Mr. Azudin and the Company entered into a director agreement pursuant to which Mr. Azudin will receive a monthly director fee of $3,000 and will be eligible to receive equity compensation in accordance with the Company’s equity incentive programs (the “Director Agreement”). Such Director Agreement replaces Mr. Azudin’s Consulting Agreement, pursuant to which he previously served as the COO. The foregoing description of the Director Agreement is qualified in its entirety by reference to the text of the Director Agreement, a copy of which is filed herewith as Exhibit 10.3 and incorporated by reference herein.

Except as described herein, there are no arrangements or understandings between Mr. Azudin and any other persons pursuant to which he was appointed as a director. There are also no family relationships between Mr. Azudin and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 27, 2026, the Board appointed Elijah Tan Theng Wei to serve as the COO of the Company. Prior to joining the Company, Mr. Elijah Tan Theng Wei served as the Chief Operating Officer of Astra Enterprise Public Company Limited, a Bitcoin treasury and crypto strategy company, from September 2024 to September 2026, and as a partner at Sora Ventures from September 2024 to September 2026. From February 2022 to November 2023, Mr. Elijah Tan Theng Wei served as the Head of Exchange for Coins.ph, a spot orderbook exchange for cryptocurrency and foreign currency trading. From May 2021 to February 2022, Mr. Elijah Tan Theng Wei served as the Head of Spot at Binance, and, from April 2020 to May 2021, served as the Head of Fiat Operations – Singapore at Binance. Previously, Mr. Elijah Tan Theng Wei served in various roles at Goldman Sachs.

Pursuant to the terms of an employment offer letter, dated October 27, 2026 (the “COO Offer Letter”), by and among Mr. Elijah Tan Theng Wei and the Company, Mr. Elijah Tan Theng Wei’s base salary will be $108,000 per year, and he will be eligible for a discretionary, performance-based bonus after one full year of service. Mr. Elijah Tan Theng Wei will also be entitled to a stock grant for a number of shares of common stock of the Company equal in value to $120,000 on the date of grant. The foregoing description of the COO Offer Letter is qualified in its entirety by reference to the text of the COO Offer Letter, a copy of which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Except as described herein, there are no arrangements or understandings between Mr. Elijah Tan Theng Wei and any other persons pursuant to which he was appointed COO. There are also no family relationships between Mr. Elijah Tan Theng Wei and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2026, the Board approved the Amended and Restated Bylaws of the Company (the “A&R Bylaws”). The A&R Bylaws (i) updated the principal executive office of the Company to The Homer Building, 601 13th Street NW, 12th Floor, Office 29, Washington D.C., 20005, United States; (ii) updated multiple references to the duties and powers of the President of the Company to reference the Chief Executive Officer; (iii) updated the requirements for a quorum at a meeting of stockholders of the Company from the presence of stockholders of record present, in person or by proxy, of the Company then issued and outstanding and entitled to vote at the meeting, holding 34% of the shares outstanding, to the presence, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote at the meeting; and (iv) removed the positions of Vice President and Senior Vice President from the list of officers of the Company provided for in Article IV (Officers) of the A&R Bylaws. The foregoing description of the A&R Bylaws is qualified in its entirety by reference to the full text of the A&R Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of CapForce Inc.
10.1	President Offer Letter from CapForce Inc. to Christian-Laurent Benoit Bonte, dated October 27, 2026.
10.2	Consulting Agreement, by and between CapForce Inc. and John Tan Honjian, dated as of October 27, 2026.
10.3	Director Agreement, by and between CapForce Inc. and Mohd Azham Azudin, dated as of October 27, 2026.
10.4	COO Offer Letter, by and between CapForce Inc. and Tan Theng Wei, dated as of October 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 6, 2026	CapForce Inc.

	By:	/s/ John Tan Honjian
		Name:	John Tan Honjian
		Title:	Chief Executive Officer and Chairman

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